UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported): June 10, 2004

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

Harris Corporation (“Harris” or the “Company”) changed its segment reporting structure effective May 28, 2004, in conjunction with the sale of its telecom tools, test sets and test systems product line to a subsidiary of Danaher Corporation. As a result of the sale, Harris has eliminated the Network Support segment as a separate reportable segment. The Harris NetBossTM network operations software business, which was part of the Network Support segment, was not included in the sale and will be consolidated into the Microwave Communications reporting segment. The intercompany transactions between the Microwave Communications segment and the Harris NetBossTM network operations software business have been eliminated within the revised Microwave Communications segment’s results. Additionally, “corporate eliminations” have been revised to reflect this change.

The telecom tools, test sets and test systems product line will be reported as a discontinued operation. Accounting Principles Generally Accepted in the United States of America require that when a company changes its reportable segments or when a component of an entity, such as the telecom tools, test sets and test systems product line, has been reported as a discontinued operation, financial statements for prior periods must also be reported using the new segment reporting structure or report the financial results of the component in discontinued operations.

The purpose of this Form 8-K is to present revised condensed consolidated statements of income and business segment information reflecting the Company’s (1) revised segment reporting structure pursuant to which the Network Support segment will no longer be a separate reporting segment and the Harris NetBossTM network operating software business is combined with the Microwave Communications reporting segment, and (2) telecom tools, test sets and test systems product line as a discontinued operation for fiscal 2003, each quarter of fiscal 2003 and each of the first three quarters of fiscal 2004. Such financials are filed herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following document is filed as an Exhibit to this report:

99.1	Harris Corporation Unaudited Condensed Consolidated Statement of Income and Business Segment Information for fiscal 2003, each quarter of fiscal 2003 and each of the first three quarters of fiscal 2004.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

		By:	/s/ Bryan R. Roub
		Name: Title:	Bryan R. Roub Senior Vice President and Chief Financial Officer

Date:	June 10, 2004

Exhibit 99.1

Table 1
HARRIS CORPORATION
Revised Fiscal 2004

Condensed Consolidated Statement Of Income

	Fiscal 2004
	Quarters Ended
	Sept. 26,	Jan. 2,	April 2,
(in millions, except per share amounts)	2003	2004	2004

Revenue from product sales and services	$547.9	$593.9	$654.0
Cost of product sales and services	(413.7)	(440.4)	(492.7)
Engineering, selling and administrative expenses	(91.6)	(101.0)	(103.6)
Non-operating income (loss)	—	(6.0)	(1.4)
Interest income	1.3	1.5	1.6
Interest expense	(6.3)	(6.3)	(5.9)

Income from continuing operations before income taxes	37.6	41.7	52.0
Income taxes	(12.1)	(10.0)	(16.6)

Income from continuing operations	25.5	31.7	35.4
Discontinued operations net of income taxes	0.5	1.4	0.1

Net income	$26.0	$33.1	$35.5

Earnings per diluted common share
Income from continuing operations	$.38	$.48	$.53
Discontinued operations net of income taxes	.01	.02	—

Net income	$.39	$.50	$.53

Average diluted shares outstanding	66.6	66.8	67.1

Business Segment Information

	Fiscal 2004
	Quarters Ended
	Sept. 26,	Jan. 2,	April 2,
(in millions)	2003	2004	2004

Revenue
Government Communications Systems	$334.4	$341.5	$394.8
RF Communications	89.2	105.6	116.1
Microwave Communications	68.4	83.0	81.5
Broadcast Communications	58.4	66.4	73.3
Corporate eliminations	(2.5)	(2.6)	(11.7)

	$547.9	$593.9	$654.0

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Government Communications Systems	$31.9	$36.3	$43.0
RF Communications	25.0	29.5	33.0
Microwave Communications	(2.3)	(1.8)	(2.2)
Broadcast Communications	1.1	2.6	0.5
Headquarters expense	(12.5)	(12.4)	(14.3)
Corporate eliminations	(0.6)	(1.7)	(2.3)
Non-operating income (loss)	—	(6.0)	(1.4)
Net interest	(5.0)	(4.8)	(4.3)

	$37.6	$41.7	$52.0

Table 2
HARRIS CORPORATION
Revised Fiscal 2003

Condensed Consolidated Statement Of Income

	Fiscal 2003				Fiscal
	Quarters Ended				Year Ended
	Sept. 27,	Dec. 27,	March 28,	June 27,	June 27,
(in millions, except per share amounts)	2002	2002	2003	2003	2003

Revenue from product sales and services	$442.4	$516.4	$530.5	$571.3	$2,060.6
Cost of product sales and services	(329.4)	(383.2)	(398.7)	(431.9)	(1,543.2)
Engineering, selling and administrative expenses	(91.6)	(104.1)	(93.7)	(124.7)	(414.1)
Non-operating income (loss)	16.2	3.1	2.8	1.6	23.7
Interest income	1.6	1.9	1.5	1.1	6.1
Interest expense	(5.7)	(6.6)	(6.5)	(6.1)	(24.9)

Income from continuing operations before income taxes	33.5	27.5	35.9	11.3	108.2
Income taxes	(11.8)	(9.6)	(12.5)	(4.0)	(37.9)

Income from continuing operations	21.7	17.9	23.4	7.3	70.3
Discontinued operations net of income taxes	(1.8)	(1.6)	(0.8)	(6.6)	(10.8)

Net income	$19.9	$16.3	$22.6	$0.7	$59.5

Earnings per diluted common share
Income from continuing operations	$.33	$.27	$.35	$.11	$1.06
Discontinued operations net of income taxes	(.03)	(.02)	(.01)	(.10)	(.16)

Net income	$.30	$.25	$.34	$.01	$.90

Average diluted shares outstanding	66.6	66.3	66.4	66.4	66.4

Business Segment Information

	Fiscal 2003				Fiscal
	Quarters Ended				Year Ended
	Sept. 27,	Dec. 27,	March 28,	June 27,	June 27,
(in millions)	2002	2002	2003	2003	2003

Revenue
Government Communications Systems	$252.0	$272.7	$296.0	$316.7	$1,137.4
RF Communications	63.8	75.3	87.6	99.0	325.7
Microwave Communications	61.1	79.5	75.5	81.4	297.5
Broadcast Communications	67.9	94.2	75.9	77.2	315.2
Corporate eliminations	(2.4)	(5.3)	(4.5)	(3.0)	(15.2)

	$442.4	$516.4	$530.5	$571.3	$2,060.6

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Government Communications Systems	$23.7	$24.5	$26.6	$30.1	$104.9
RF Communications	14.8	19.1	23.8	26.6	84.3
Microwave Communications	(6.7)	(7.9)	(0.5)	(9.2)	(24.3)
Broadcast Communications	1.9	6.0	2.5	(2.4)	8.0
Headquarters expense	(12.3)	(12.6)	(14.3)	(30.4)	(69.6)
Non-operating income (loss)	16.2	3.1	2.8	1.6	23.7
Net interest	(4.1)	(4.7)	(5.0)	(5.0)	(18.8)

	$33.5	$27.5	$35.9	$11.3	$108.2